As filed with the Securities and Exchange Commission on July 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

209 Troy Street

Tupelo, Mississippi 38804

(Address of Principal Executive Offices) (Zip Code)

Plan Of Assumption, Capital Bancorp, Inc.

2001 Stock Option Plan

Plan Of Assumption, Capital Bancorp, Inc.

Director Deferred Stock Compensation Plan

(Full title of the plans)

E. Robinson McGraw	Copy to:
President and Chief Executive Officer	Jane E. Armstrong, Esq.
Renasant Corporation	Phelps Dunbar LLP
209 Troy Street	365 Canal Street, Suite 2000
Tupelo, Mississippi 38804	New Orleans, Louisiana 70130
(662) 680-1001	(504) 566-1311
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(1)		Proposed maximum offering price per share			Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $5.00 par value per share	265,000 shares	(2)	$ $	11.38 22.09	(3) (3)	$3,069,250	(3)	$95

(1)

In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares registered hereunder shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”).

(2)

Consisting of an aggregate of 260,000 shares of the registrant’s common stock to be issued under the Plan of Assumption, Capital Bancorp, Inc. 2001 Stock Option Plan, and an aggregate of 5,000 shares of the registrant’s common stock to be issued under the Plan of Assumption, Capital Bancorp, Inc. Director Deferred Stock Compensation Plan.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act, based on (i) with respect to the Plan of Assumption, Capital Bancorp, Inc. 2001 Stock Option Plan, the weighted average exercise price of the options outstanding and (ii) with respect to the Plan of Assumption, Capital Bancorp, Inc. Director Deferred Stock Compensation Plan, on the average of the high and low sales prices per share of the registrant’s common stock as reported on The NASDAQ Global Select Market on July 18, 2007.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.

EXPLANATORY NOTE

The registrant, Renasant Corporation (the “Registrant”), entered into an Agreement and Plan of Merger by and among the Registrant, Renasant Bank, Capital Bancorp, Inc. and Capital Bank & Trust Company, dated February 5, 2007, and effective as of July 1, 2007, as amended, pursuant to which the Registrant agreed to assume the rights and obligations of Capital Bancorp, Inc. under its 2001 Stock Option Plan and its Director Deferred Stock Compensation Plan. This Form S-8 registration statement is intended to register the shares of the Registrant’s $5.00 par value common stock issuable either upon the exercise of stock options granted under the 2001 Stock Option Plan that were outstanding as of the effective date of such merger agreement or in accordance with the terms of the Director Deferred Compensation Plan, as applicable, in either case as provided in the respective plan of assumption for such plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1.	Plan Information.

* Item 2.	Registrant Information and Employee Plan Annual Information.

* The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated in this Registration Statement by reference:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 7, 2007.

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 10, 2007.

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2007, January 17, 2007, February 5, 2007, March 6, 2007, April 18, 2007, May 8, 2008, May 9, 2007, May 11, 2007, June 1, 2007, June 8, 2007 and July 6, 2007 (as amended by the Form 8-K/A filed on July 11, 2007), except that information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated in this Registration Statement by reference.

(4) A description of the Registrant’s common stock contained in its Form 8-A Registration Statement filed with the Commission on April 28, 2005, as amended by Amendment No. 1 to Form 8-A Registration Statement filed with the Commission on April 19, 2007, and including any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing by the Registrant of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s directors and officers may be indemnified under the Mississippi Business Corporation Act (the “MBCA”) and the Registrant’s Bylaws, each of which is more fully described below. The Registrant also maintains an insurance policy insuring the corporation and its directors and officers against certain liabilities.

Mississippi Business Corporation Act

The MBCA empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

•	he conducted himself in good faith;

•

he reasonably believed in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may also indemnify an individual who engaged in conduct which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court under Section 79-4-8.54(a)(3) of the MBCA, a corporation may not indemnify a director:

•

in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA; or

•

in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may not indemnify a director as described above unless authorized by:

•

the board of directors if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote;

•	special legal counsel selected in accordance with the MBCA; or

•	the stockholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

Renasant Bylaws

Article IX of the bylaws of the Registrant contains the following indemnification provision:

“SECTION 1. Right of Indemnity. Whenever any director or officer of the corporation is made a party to any proceeding, including any derivative action in the right of the corporation, the Indemnitee shall be indemnified against liability and reasonable expenses, including attorney’s fees, incurred by the Indemnitee in connection with such proceeding, if the Indemnitee meets the requisite Standard of Conduct and such indemnification is not otherwise prohibited by the laws of the State of Mississippi or these Bylaws. For avoidance of doubt, an Indemnitee shall not be entitled to indemnification from the corporation under this Section 1 against any liability in a proceeding by the corporation (for purposes of this Section 1, a proceeding by the corporation shall not include derivative actions in the right of the corporation) against such Indemnitee.

“SECTION 2. Standard of Conduct. An Indemnitee meets the Standard of Conduct if the Indemnitee conducted himself or herself in good faith and reasonably believed that (1) any conduct in the Indemnitee’s official capacity was in the best interests of the corporation, (2) in all other cases, the Indemnitee’s conduct was at least not opposed to the best interests of the corporation, or (3) in any criminal proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. An Indemnitee’s conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believes to be in the best interest of the participants in and beneficiaries of the plan is conduct that satisfies the Standard of Conduct.

“The determination as to whether an Indemnitee has met the Standard of Conduct set forth herein shall be made as follows but is subject to court review as provided in Section 4:

“A. if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

“B. by special legal counsel selected in the manner prescribed in Subsection A of this Section 2, or, if there are fewer than two (2) disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

“C. by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

“SECTION 3. Prohibited Indemnification. Unless ordered by a court pursuant to Section 79-4-8.54(a)(3) of the Code, no indemnification shall be made in respect to any liability in connection with: (1) a proceeding in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Indemnitee has met the relevant Standard of Conduct set out above; or (2) any proceeding with respect to conduct for which the Indemnitee was adjudged liable on the basis that the Indemnitee received a financial benefit to which the Indemnitee was not entitled, whether or not involving action in the Indemnitee’s official capacity.

“SECTION 4. Court Ordered Advance of Expenses and Indemnification. An Indemnitee who is a party to a proceeding may apply to the court conducting the proceeding, or to another court of competent jurisdiction, for indemnification or an advance for expenses. After receipt of such an application, and after giving any notice it considers necessary, the court shall:

“A. order indemnification if the court determines that the Indemnitee is entitled to mandatory indemnification under Section 79-4-8.52 of the Code;

“B. order indemnification or advance for expenses if the court determines that the Indemnitee is entitled to indemnification or advance for expenses pursuant to Section 1 of this Article IX;

“C. order indemnification or advance for expenses, if the court determines that, in view of all the relevant circumstances, it is fair and reasonable to indemnify such Indemnitee or to advance expenses to such Indemnitee, even if such Indemnitee has not met the Standard of Conduct, failed to comply with Section 79-4-8.53 of the Code or was adjudged liable in a proceeding referred to in Subsection 79-4-8.51(d)(1) or (d)(2) of the Code, but if such Indemnitee was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

“If the court determines that the Indemnitee is entitled to indemnification under Subsection A of this Section 4, or to indemnification or advance for expenses under Subsection

B of this Section 4, the court shall also order the corporation to pay the Indemnitee’s reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the Indemnitee is entitled to indemnification or advance for expenses under Subsection C of this Section 4, the court may also order the corporation to pay the Indemnitee’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

“SECTION 5. Mandatory Indemnification. Notwithstanding anything to the contrary in this Article IX, the corporation shall indemnify an Indemnitee who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Indemnitee was a party because the Indemnitee was a director or officer of the corporation against reasonable expenses incurred by the Indemnitee in connection with the proceeding.

“SECTION 6. Advance for Expenses. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an Indemnitee who is a party to a proceeding (excluding a proceeding by the corporation. The exclusion shall not include derivative actions in the right of the corporation against an Indemnitee) if (1) the Indemnitee furnishes the corporation a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the relevant Standard of Conduct for indemnification and (2) the Indemnitee furnishes the corporation a written undertaking to repay any funds advanced if the Indemnitee is not entitled to indemnification under Section 5 above and it is ultimately determined that the Indemnitee has not met the relevant Standard of Conduct. The written undertaking must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the Indemnitee to make repayment.

“Authorization of an advance for expenses under this Section 6 shall be made as follows but is subject to court review as provided in Section 4:

“A. if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

“B. if there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with Section 79-4-8.24(c) of the Code, in which authorization directors who do not qualify as disinterested directors may participate; or

“C. by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization. For avoidance of doubt, an Indemnitee shall not be entitled to an advance of funds to pay for the reasonable expenses incurred by a Indemnitee in a proceeding brought by the corporation against such Indemnitee.

“SECTION 7. Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation,

or who, while a director or officer of the corporation, serves or served at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify or advance expenses to such person under the provisions of this Article or under the provisions of Mississippi law.

“SECTION 8. Limitations. All indemnification and insurance provisions contained in this Article IX are subject to the limitations and prohibitions imposed by federal law including, without limitation, the Securities Act of 1933, as amended, and the Federal Deposit Insurance Act, as amended, and any implementing regulations concerning indemnification.

“SECTION 9. Provision for Payment. The corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.

“SECTION 10. Changes. No revocation of, change in, or adoption of any resolution or provision in the Articles of Incorporation or bylaws of the corporation inconsistent with this Article IX shall adversely affect the rights of any director or officer with respect to (1) any proceeding commenced or threatened prior to such revocation, change or adoption or (2) any proceeding arising out of any act or omission occurring prior to such revocation, change or adoption, in either case, without the written consent of such director or officer.

“SECTION 11. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

“SECTION 12. Employees and Agents. The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the corporation to the fullest extent of the provisions of this Article IX with respect to indemnification and advancement of expenses of directors and officers of the corporation.

“SECTION 13. Enforcement. The rights to indemnification and to the advancement or reimbursement of expenses conferred in this Article IX, as limited by Section 8 hereof, shall be contract rights. If a claim for indemnification or advancement or reimbursement of expenses pursuant to this Article IX is not paid in full by the corporation within 60 days after written demand has been received by the corporation, except in the case of a claim for advancement or reimbursement of expenses, in which the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expenses of prosecuting and defending such suit. In (1) any suit brought by the Indemnitee to enforce the right to indemnification hereunder (or a suit brought by the Indemnitee to enforce a right to an advancement or reimbursement of expenses) it shall be a defense that, and (2) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the relevant Standard of Conduct. Neither the failure of the corporation (including its board of directors or independent legal counsel) to have made determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the relevant Standard of Conduct set forth herein, nor an actual determination by the corporation (including its board of directors or independent legal counsel) that the Indemnitee has not met such Standard of Conduct, shall create a presumption that the Indemnitee has not met the relevant Standard of Conduct or, in case of a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement or reimbursement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement or reimbursement of expenses, under this Article IX or otherwise shall be on the corporation.

“SECTION 14. Non-exclusive Remedy. The rights to indemnification and to advancement or reimbursement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

“SECTION 15. Definition of Terms. Unless otherwise specifically provided:

“ ‘Code’ means the Mississippi Code of 1972, as amended.

“ ‘Director’ or ‘officer’ means an individual who is or was a director or officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, non-profit corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other entity. A director or officer is also considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The term ‘director’ shall also include emeritus directors and advisory directors of the corporation, any person serving as a director, emeritus director or advisory director of Renasant Bank and any person serving as a member of a State board of Renasant Bank, including, without limitation, the Alabama State Board of Renasant Bank and the Tennessee State Board of Renasant Bank. ‘Director’ or ‘officer’ includes, unless the context requires otherwise, the estate, heirs, legatees, devisees, executors, administrators and personal representatives of a director or officer. ‘Directors’ and ‘officers’ are sometimes referred to herein individually as an ‘Indemnitee’.

“ ‘Disinterested director’ means a director who, at the time of a vote referred to in this Article IX or a vote or selection referred to in this Article IX is not (1) a party to the proceeding or (2) an individual having a familial, financial, professional or employment relationship with the director or officer whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

“ ‘Expenses’ shall mean attorneys fees, court costs and investigative expenses.

“ ‘Liability’ means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), interest, other monetary obligations or reasonable expenses (as defined herein) incurred with respect to a proceeding.

“ ‘Official capacity’ means: (1) when used with respect to a director, the office of director in the corporation and (2) when used with respect to an officer, the office in the corporation held by an officer. ‘Official capacity’ does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.

“ ‘Party’ means an individual who was, is, or is threatened to be made a defendant or responded in a proceeding.

“ ‘Proceeding’ means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Agreement and Plan of Merger by and among Renasant Corporation, Renasant Bank, Capital Bancorp, Inc. and Capital Bank & Trust Company, dated as of February 5, 2007, as amended by Amendment Number One to Agreement and Plan of Merger dated March 2, 2007 (filed as exhibit 2.1 to the Registrant’s Form 8-K filed with the Commission on February 5, 2007 and, as to Amendment Number One, filed as exhibit 2.1 to the Registrant’s Form 8-K filed with the Commission on March 6, 2007, each of which is incorporated herein by reference). Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure schedules to this agreement have been omitted from this filing. The Registrant agrees to furnish the Commission a copy of such schedules upon request.

4.2	Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Registrant’s Form 10-Q filed with the Commission on May 9, 2005 and incorporated herein by reference).

4.3	Restated Bylaws of Renasant Corporation, as amended (filed as exhibit 3.2 to the Registrant’s Form 10-K filed with the Commission on March 7, 2007 and incorporated herein by reference).

5	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered hereunder.

23.1	Consent of Horne LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24.1	Power of Attorney (included in the signature pages hereto).

99.1	Plan of Assumption, Capital Bancorp, Inc. 2001 Stock Option Plan.

99.2	Plan of Assumption, Capital Bancorp, Inc. Director Deferred Stock Compensation Plan.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, However, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on the 5th day of June, 2007.

RENASANT CORPORATION

By:	/s/ E. Robinson McGraw
E. Robinson McGraw, Chairman,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw and Stuart R. Johnson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including additional post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Renasant Corporation to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with each of the Plan of Assumption, Capital Bancorp, Inc. 2001 Stock Option Plan, and the Plan of Assumption, Capital Bancorp, Inc. Director Deferred Stock Compensation Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ E. Robinson McGraw E. Robinson McGraw	President and Chief Executive Officer and Director	June 5, 2007
(Principal Executive Officer)

/s/ Stuart R. Johnson	Chief Financial Officer	June 5, 2007
Stuart R. Johnson	(Principal Financial and Accounting Officer)

/s/ William M. Beasley	Director	June 5, 2007
William M. Beasley

/s/ George H. Booth, II	Director	June 5, 2007
George H. Booth, II

/s/ Frank B. Brooks	Director	June 5, 2007
Frank B. Brooks

/s/ Francis J. Cianciola	Director	June 5, 2007
Francis J. Cianciola

/s/ John M. Creekmore	Director	June 5, 2007
John M. Creekmore

	Director	, 2007
Albert J. Dale, III

/s/ Marshall H. Dickerson	Director	June 5, 2007
Marshall H. Dickerson

/s/ John T. Foy	Director	June 5, 2007
John T. Foy

	Director	, 2007
R. Rick Hart

/s/ Richard L. Heyer, Jr.	Director	June 5, 2007
Richard L. Heyer, Jr.

/s/ Neal A. Holland, Jr.	Director	June 5, 2007
Neal A. Holland, Jr.

/s/ Harold B. Jeffreys	Director	June 5, 2007
Harold B. Jeffreys

/s/ Jack C. Johnson	Director	June 5, 2007
Jack C. Johnson

/s/ J. Niles McNeel	Director	June 5, 2007
J. Niles McNeel

/s/ Theodore S. Moll	Director	June 5, 2007
Theodore S. Moll

	Director	, 2007
Michael D. Shmerling

/s/ John W. Smith	Director	June 5, 2007
John W. Smith

/s/ H. Joe Trulove	Director	June 5, 2007
H. Joe Trulove

/s/ J. Larry Young	Director	June 5, 2007
J. Larry Young

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Agreement and Plan of Merger by and among Renasant Corporation, Renasant Bank, Capital Bancorp, Inc. and Capital Bank & Trust Company, dated as of February 5, 2007, as amended by Amendment Number One to Agreement and Plan of Merger dated March 2, 2007 (filed as exhibit 2.1 to the Registrant’s Form 8-K filed with the Commission on February 5, 2007 and, as to Amendment Number One, filed as exhibit 2.1 to the Registrant’s Form 8-K filed with the Commission on March 6, 2007, each of which is incorporated herein by reference). Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure schedules to this agreement have been omitted from this filing. The Registrant agrees to furnish the Commission a copy of such schedules upon request.

4.2	Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Registrant’s Form 10-Q filed with the Commission on May 9, 2005 and incorporated herein by reference).

4.3	Restated Bylaws of Renasant Corporation, as amended (filed as exhibit 3.2 to the Registrant’s Form 10-K filed with the Commission on March 7, 2007 and incorporated herein by reference).

5	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered hereunder.

23.1	Consent of Horne LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24.1	Power of Attorney (included in the signature pages hereto).

99.1	Plan of Assumption, Capital Bancorp, Inc. 2001 Stock Option Plan.

99.2	Plan of Assumption, Capital Bancorp, Inc. Director Deferred Stock Compensation Plan.